Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang, Vice President, Investor Relations, or

Elisabeth Heiss, Manager, Investor Relations

(617) 796-8234

www.snhreit.com

Senior Housing Properties Trust Announces 2012 First Quarter Results

Newton, MA (April 30, 2012):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter ended March 31, 2012.

Results for the quarter ended March 31, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2012 were $72.4 million, or $0.45 per share. This compares to Normalized FFO for the quarter ended March 31, 2011 of $62.1 million, or $0.44 per share.

Net income was $32.4 million, or $0.20 per share, for the quarter ended March 31, 2012, compared to net income of $31.8 million, or $0.22 per share, for the quarter ended March 31, 2011.  Net income for the quarter ended March 31, 2012 includes a non-cash impairment of assets charge of approximately $3.1 million, or $0.02 per share, related to one property.  Net income for the quarter ended March 31, 2011 includes a non-cash impairment of assets charge of approximately $166,000, or less than $0.01 per share, related to two properties.

The weighted average number of common shares outstanding totaled 162.6 million and 141.9 million for the quarters ended March 31, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2012 and 2011 appears later in this press release.

Recent Investment and Sales Activities:

Since January 1, 2012, we have acquired, or we currently have under agreements to acquire, 14 properties for total purchase prices of approximately $340.5 million, including the assumption of approximately $113.9 million of mortgage debt and excluding closing costs:

•                  In March and April 2012, we entered three separate agreements to acquire four senior living communities and two properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, for total purchase prices of $71.4 million, including the assumption of approximately $25.0 million of mortgage debt and excluding closing costs.  The senior living communities are located in Colorado, Idaho and Washington and include a total of 511 living units, and the MOBs are located in Maryland and Massachusetts and include a total of 127,180 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

•                  In February 2012, we acquired a previously disclosed senior living community located in Alabama with 92 assisted living units for approximately $11.3 million, excluding closing costs.  All the residents at this community currently pay for occupancy and services with private resources.  A subsidiary of Five Star Quality Care, Inc., which, together with its subsidiaries, we refer to as Five Star, manages this community for our taxable REIT subsidiary under a long term contract.

•                  We have previously disclosed agreements to acquire seven properties which have not yet closed, including four senior living communities and three MOBs for total purchase prices of $257.8 million, including the assumption of approximately $88.9 million of mortgage debt and excluding closing costs.  The four senior living communities are located in Missouri, New York and South Carolina and include a total of 688 living units, and the three MOBs are located in Georgia and Hawaii and include a total of 343,198 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

We have also entered an agreement to sell one MOB located in Massachusetts with approximately 18,900 square feet for a sale price of approximately $1.2 million.  The sale of this property is contingent upon completion of the buyer’s diligence and other customary closing conditions; accordingly, we can provide no assurance that we will sell this property.

As a result of findings during our diligence, in April 2012, we terminated a previously disclosed agreement to acquire a MOB located in Connecticut with 171,211 square feet for approximately $31.5 million, excluding closing costs.

Recent Financing Activities:

In January 2012, we repaid all $225.0 million of our 8.625% unsecured senior notes at their maturity date.  We funded this repayment using borrowings under our revolving credit facility.

In February 2012, we repaid a mortgage loan encumbering one of our properties that had a principal balance of approximately $12.4 million, an interest rate of 6.03% and a maturity date in March

2012.  Later today, we expect to pay in full 17 mortgage loans with a weighted average interest rate of 6.95% encumbering 17 of our properties for approximately $32.8 million, including accrued interest, that have maturity dates in June and July 2012.

In May 2011, we and Five Star entered into a loan agreement, or the Bridge Loan, under which we lent Five Star $80.0 million to fund Five Star’s purchase of six senior living communities.  In September 2011, Five Star completed the acquisition of these communities.  After prepayments by Five Star, as of March 31, 2012, $38.0 million in aggregate principal amount was outstanding under the Bridge Loan.  In April 2012, Five Star repaid the remaining $38.0 million outstanding, resulting in the termination of the Bridge Loan.

Conference Call:

On Monday, April 30, 2012, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2012.  The conference call telephone number is (800) 230-1951.  Participants calling from outside the United States and Canada should dial (612) 332-0107. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Monday, May 7, 2012. To hear the replay, dial (320) 365-3844.  The replay pass code is: 242632.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s first quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2012 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 370 properties located in 38 states and Washington, D.C. as of March 31, 2012. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition.

Financial Information

(amounts in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended March 31,
	2012	2011

Revenues:
Rental income	$109,505	$98,552
Residents fees and services	35,568	—
Total revenues	145,073	98,552

Expenses:
Depreciation	33,377	26,361
Property operating expenses	39,334	10,433
General and administrative	7,685	6,156
Acquisition related costs	688	1,113
Impairment of assets	3,071	166
Total expenses	84,155	44,229

Operating income	60,918	54,323

Interest and other income	482	232
Interest expense	(28,889)	(22,746)
Equity in earnings of an investee	45	37
Income before income tax expense	32,556	31,846
Income tax expense	(204)	(71)
Net income	$32,352	$31,775

Weighted average shares outstanding	162,647	141,855

Net income per share	$0.20	$0.22

Financial Information (continued)

(dollars in thousands)

(unaudited)

Balance Sheet:

	At March 31, 2012	At December 31, 2011
Assets
Real estate properties	$4,737,687	$4,721,591
Less accumulated depreciation	658,991	630,261
	4,078,696	4,091,330
Cash and cash equivalents	25,302	23,560
Restricted cash	10,296	7,128
Deferred financing fees, net	24,402	25,434
Acquired real estate leases and other intangible assets, net	95,337	100,235
Loan receivable	38,000	38,000
Other assets	111,788	97,361
Total assets	$4,383,821	$4,383,048

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$265,000	$—
Senior unsecured notes, net of discount	741,091	965,770
Secured debt and capital leases	845,708	861,615
Accrued interest	19,604	22,281
Assumed real estate lease obligations, net	16,756	17,778
Other liabilities	49,827	42,998
Total liabilities	1,937,986	1,910,442
Shareholders’ equity	2,445,835	2,472,606
Total liabilities and shareholders’ equity	$4,383,821	$4,383,048

Funds from Operations and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended March 31,
	2012	2011
Net income	$32,352	$31,775
Depreciation expense	33,377	26,361
Impairment of assets	3,071	166
FFO	68,800	58,302
Acquisition related costs	688	1,113
Percentage rent (2)	2,900	2,700
Normalized FFO	$72,388	$62,115

Weighted average shares outstanding	162,647	141,855

FFO per share	$0.42	$0.41
Normalized FFO per share	$0.45	$0.44
Distributions declared per share	$0.38	$0.37

(1)          We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of assets, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent and exclude acquisition related costs and loss on early extinguishment of debt, if any.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities determined in accordance with GAAP as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)          Our percentage rents are generally determined on an annual basis. We defer recognition of percentage rental income we receive during the first, second and third quarters until the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our Normalized FFO calculation for the first three quarters includes estimated amounts of percentage rents with respect to those periods.  When we calculate our Normalized FFO for the fourth quarter, we exclude percentage rents we presented for the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  OUR PENDING ACQUISITIONS AND SALES OF SENIOR LIVING COMMUNITIES AND MOBS ARE CONTINGENT UPON VARIOUS CONDITIONS, INCLUDING IN SOME CASES, COMPLETION OF DILIGENCE AND / OR REGULATORY, LENDER OR OTHER THIRD PARTY APPROVALS. ACCORDINGLY, SOME OR ALL OF THESE PURCHASES AND SALES MAY BE DELAYED OR MAY NOT OCCUR, AND

•                  THIS PRESS RELEASE STATES THAT WE EXPECT TODAY TO PREPAY IN FULL 17 MORTGAGE LOANS SECURED BY OUR PROPERTIES.  WE MAY ELECT TO DELAY THE PREPAYMENT OF, OR ELECT NOT TO PREPAY, ANY OR ALL OF SUCH MORTGAGE LOANS.  ACCORDINGLY, SOME OR ALL OF THESE MORTGAGE LOANS MAY NOT BE PAID PRIOR TO THEIR RESPECTIVE MATURITY DATES IN JUNE AND JULY 2012.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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